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                                                                   EXHIBIT 10.25

                     FLOATING RATE LOAN-PROCEDURES LETTER
                     ------------------------------------


Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60690

Gentlemen:

     ZEFER CORP., a Delaware corporation (the "Company") hereby requests that borrowings under its $20,000,000 revolving line of credit granted by Harris Trust and Savings Bank be made and documented upon the following terms and conditions. You agree until further notice that upon oral advice by telephone received by you from time to time from authorized persons listed in this letter that we wish to borrow money, you will lend and deposit to such accounts from time to time as specified by our written direction (the "Amount") such sums of money as may be mutually agreed upon. We agree to confirm such borrowings in writing by mailing on the same day a letter in the form attached hereto as Exhibit A signed by any one of the following officers:

                                Deirdre Aubuchon
                                Sean Mullaney
                                Phillip Canfield
                                Timothy McAdam

It is understood, however, that pending receipt of such letter by you in the ordinary course of the mails, that any sums of money borrowed by telephone on advice of an authorized person or a person purporting to be an authorized person in accordance with the foregoing arrangement shall immediately be credited to the Account, and we shall be obligated to repay to you the sums so borrowed at the time and with the interest set forth in this letter notwithstanding that any such borrowing is not confirmed as contemplated above.

     All such borrowings shall be repaid by us upon your demand, but they may, at our election in any instance, be repaid at any time upon telephonic advice to you.

     All borrowings made by us under our line of credit from you shall bear interest prior to maturity at the rate per annum which is equal to the rate per annum which is equal at all times to the rate from time to time announced by you as your prime commercial rate, with any change in the interest rate on such borrowings by virtue of a change in such prime commercial rate to be and become effective as of and on the date of this relevant change in such prime commercial rate. Interest shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable on the last day of each month and upon demand.

     All borrowings hereunder shall be made against and evidenced by a promissory note of the Company payable to your order in the aggregate principal amount of $20,000,000, such note to mature as set forth in, and to be otherwise in the form of Exhibit B attached hereto (the "Note"). You agree that notwithstanding the fact that the Note is in the principal amount of $20,000,000, it shall evidence only the actual principal amount of borrowings made by us from time to time under our line of credit from you and you agree that if you transfer or assign the Note you will stamp thereon a statement of the actual principal amount evidenced thereby at the time of transfer. We agree that in any action or proceeding instituted to collect or enforce collection of the Note, the amount shown as owing you on your records shall be prima facie evidence of the unpaid balance of principal and interest on the Note.

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     The officers authorized to give you telephonic instructions to lend money and repay borrowings in accordance with the foregoing are:

                                Phillip Canfield
                                Timothy McAdam
                                Deirdre Aubuchon
                                Sean Mullaney

In accepting telephonic advice from any of such officers and/or employees in accordance with the terms of this Agreement, you shall be entitled to rely on advice given by any person purporting to be any one of such officers and shall have no liability to us on account of any action taken by you pursuant to such telephonic advice provided you have acted in good faith in connection therewith. You are, of course, authorized to lend money to us upon the written instructions of any officers and/or employees authorized to borrow funds by telephonic advice.

     This Procedures Letter and the arrangements and authorizations herein contemplated shall remain in full force and effect, and shall be applicable to any renewals of, or replacements or substitutions for, our present revolving line of credit from you, unless and until you have received written notice from the Company of the termination or modification of this Procedures Letter at your office in Chicago, Illinois or unless and until the Company has received such a notice at its address as shown on your records from you; provided that no such termination or modification by the Company shall affect any transaction which occurred prior to the receipt of such notice by you nor shall any such termination or modification become effective without your written consent unless and until all amounts which shall have been borrowed hereunder shall have been repaid in full. This Procedures Letter and your acceptance of this Procedures Letter as hereinafter contemplated do not constitute any commitment on your part to make any credit available to the Company, it being understood that the making of credit available to the Company by you from time to time shall be under and pursuant to the revolving line of credit arrangement that this Company has with you and shall be subject to the terms and conditions incidental to such revolving line of credit. This Procedures Letter and the rights and remedies of the parties hereto shall be governed by the laws of Illinois.

     If you are in agreement with the foregoing, please sign in the appropriate place on the enclosed counterpart and return such counterpart to us, whereupon this letter shall become a binding agreement between you and us.

     Dated as of this 16th day of July, 1999.

                                                   Very truly yours,

                                                   ZEFER CORP.


                                                   By: /s/ Sean W. Mullaney
                                                      ---------------------
                                                      Its: Vice President
                                                          ---------------

     Accepted as of the date last above written.
                                                   HARRIS TRUST AND SAVINGS BANK


                                                   By:  /s/ John M. Dillon
                                                      ---------------------
                                                      John M. Dillon
                                                      Its: Vice President

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